AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                                               Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               SIBONEY CORPORATION
             (Exact name of registrant as specified in its charter)

          Maryland                                          73-0629975
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

 8000 Maryland Avenue, Suite 1040
         P.O. Box 16184
      St. Louis, Missouri                                      63105
(Address of Principal Executive Offices)                     (Zip Code)

                               Siboney Corporation
                        1997 Incentive Stock Option Plan
                            (Full title of the Plan)

                               Timothy J. Tegeler
                      President and Chief Executive Officer
                               Siboney Corporation
                        8000 Maryland Avenue, Suite 1040
                                 P.O. Box 16184
                            St. Louis, Missouri 63105
                     (Name and address of agent for service)

                                 (314) 725-6141
                        (Telephone number, including area
                           code, of agent for service)

                        Copies of all correspondence to:
                               John P. Walsh, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105


                         CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
Title of                          maximum           maximum
securities      Amount            offering          aggregate     Amount of
to be           to be             price             offering      registration
registered      registered(1)     per share(2)      price         fee
- ----------      ----------        ---------         -----------   ------------

Common Stock     800,000          $0.135            $108,000          $33
$.10 par


(1)   Represents maximum number of shares available for issuance under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the bid and asked price per share of the Registrant's Common Stock as reported on the Nasdaq OTC Bulletin Board on September 8, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Registrant's annual report filed on Form 10-K for the fiscal year ended December 31, 1996 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (b) The Registrant's quarterly reports filed on Form 10-Q for the three month periods ended March 31, 1997 and June 30, 1997 pursuant to Section 13 or 15(d) of the Exchange Act; and

        (c) The description of the Registrant's common stock which is contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description;

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel

        The validity of the securities offered hereby is being passed on by Gallop, Johnson & Neuman, L.C. Members of such firm are the beneficial owners of 200,000 shares of the Registrant's Common Stock. Mr. Alan G. Johnson, a member of the firm, serves as a Director of the Registrant.

Item 6.  Indemnification of Directors and Officers

        Section 2-418 of the General and Business Corporation Law of the State of Maryland permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article VII, Section 8 of the Company's Bylaws requires that the Company indemnify such persons against all cost and legal or other expenses, including cost or amounts of settlement, reasonably incurred by or imposed upon them, or any of them, in connection with or resulting from any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Company. Such right of indemnification shall not apply, however, in relation to matters as to which any such person shall be finally adjudged in any action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as such Director or Officer, provided, however, that an entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty.

Item 7.  Exemption from Registration Claimed

        Not Applicable.

Item 8.  Exhibits

        See Exhibit Index.

Item 9.  Undertakings

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To  include  any  prospectus  required  by
                         Section 10(a)(3) of the Securities Act of 1933;

                                (ii) To reflect in the  prospectus  any facts or
                         events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                               (iii) To include any  material  information  with
                         respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)-(g)  Not Applicable.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)     Not Applicable.

        (j)     Not Applicable.

                                   SIGNATURES
                                   ----------

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on September 9, 1997.


                                 SIBONEY CORPORATION



                                 By: /s/ Timothy J. Tegeler
                                     Timothy J. Tegeler, President and
                                     Chief Executive and Financial Officer
                                     and Principal Accounting Officer



                                POWER OF ATTORNEY


        We, the undersigned officers and directors of Siboney Corporation, Inc., hereby constitute and appoint Timothy J. Tegeler the true and lawful attorney and agent of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, to have the power to act and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Name                           Title                         Date
        ----                           -----                         ----


/s/ Timothy J. Tegeler    President and Chief Executive and   September 9, 1997
Timothy J. Tegeler        Financial Officer and Principal
                          Accounting Officer and Director


                          Director                            September 9, 1997
Thomas G. Keeton


/s/ Rebecca M. Braddock   Director                            September 9, 1997
Rebecca M. Braddock


                          Director                            September 9, 1997
Alan G. Johnson


/s/ Ernest R. Marx        Director                            September 9, 1997
Ernest R. Marx

                                    FORM S-8

                               SIBONEY CORPORATION


                                  EXHIBIT INDEX

Exhibit
Number                       Description                                  Page
- ------                       -----------                                  ----

  4.1 Siboney Corporation 1997 Incentive Stock Option Plan, filed herewith

  5.1 Opinion of Gallop, Johnson & Neuman, L.C., filed herewith

 23.1 Consent of Rubin, Brown, Gornstein & Co., LLP, independent auditors, filed herewith

 23.2       Consent of Gallop, Johnson & Neuman, L.C.
            (included in Exhibit 5.1)

 24.1 Power of Attorney (included on signature page of the registration statement)